UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 1, 2011
MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-10.2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As a result of discussions between John C, Orr, our President and Chief Executive Officer, and the Compensation Committee of Myers Industries, Inc. (the “Company”), on March 4, 2011 the Board of Directors of the Company approved a severance agreement between the Company and Mr. Orr dated as of March 1, 2011 (the “Severance Agreement”). The Severance Agreement is effective as of June 1, 2011 following the expiration of the employment agreement between the Company and Mr. Orr dated as of June 20, 2008, as amended. Mr. Orr’s employment agreement will not be renewed. After June 1, 2011, Mr. Orr’s employment by the Company will be employment-at-will. The Severance Agreement also provides that if Mr. Orr is terminated other than for cause or if he terminates for good reason, including following a change in control, any time prior to June 1, 2014, then he is entitled to: (1) three times Mr. Orr’s annual base salary as in effect on the date of his termination in a lump sum within thirty (30) days after such termination; (2) an amount equal to the sum of (A) three times his annual bonus at the highest rate in effect during the prior three year period plus (B) a pro-rata portion of the current year target annual bonus within thirty (30) days after such termination; (3) health coverage for three years; (4) an automobile allowance for three years; (5) long term disability protection for three years; (6) life insurance protection for three years; and (7) outplacement services for one year.
The Severance Agreement provides that if Mr. Orr is terminated other than for cause or if he terminates for good reason, including following a change in control, any time during the period from June 1, 2014 until June 1, 2015, then he is entitled to: (1) two times Mr. Orr’s annual base salary as in effect on the date of his termination in a lump sum within thirty (30) days after such termination; (2) an amount equal to the sum of (A) two times his annual bonus at the highest rate in effect during the prior two year period plus (B) a pro-rata portion of the current year target annual bonus within thirty (30) days after such termination; (3) health coverage for two years; (4) an automobile allowance for two years; (5) long term disability protection for two years; (6) life insurance protection for two years; and (7) outplacement services for one year.
The Severance Agreement provides that if Mr. Orr is terminated other than for cause or if he terminates for good reason, including following a change in control, any time during the period from June 1, 2015 until June 1, 2016, then he is entitled to: (1) one times Mr. Orr’s annual base salary as in effect on the date of his termination in a lump sum within thirty (30) days after such termination; (2) an amount equal to the sum of (A) one times his annual bonus at the highest rate in effect during the prior one year period plus (B) a pro-rata portion of the current year target annual bonus within thirty (30) days after such termination; (3) health coverage for the applicable period under Section 4980B of the Internal Revenue Code of 1986, as amended (“IRC”); (4) an automobile allowance for one year; (5) long term disability protection for one year; (6) life insurance protection for one year; and (7) outplacement services for one year.
In addition, the Severance Agreement provides that upon Mr. Orr’s termination by the Company other than for cause or if he terminates for good reason, including following a change in control, all of Mr. Orr’s outstanding stock options and restricted stock awards will become vested, to the extent not previously forfeited or terminated. Mr. Orr is also subject to a three year non-compete agreement. The Severance Agreement does not provide IRC Section 280G protection or excise tax gross-up payments.
The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On March 4, 2011, the Board of Directors of the Company approved the execution of the Third Amendment to the Company’s Supplemental Executive Retirement Plan for John C. Orr (the “SERP Amendment”) effective as of June 1, 2011. The full text of the SERP Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

10.1	Severance Agreement between the Company and John C. Orr, entered into as of March 1, 2011.

10.2	Third Amendment to the Company Executive Supplemental Retirement Plan (John C. Orr) effective June 1, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

(Registrant)

DATE: March 7, 2011	By:	/s/ Donald A. Merril

Donald A. Merril
Senior Vice President, Chief Financial Officer
and Corporate Secretary